UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018 (March 19, 2018)

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements of Certain Officers and  Directors

CEO Compensation.  As disclosed in Item 5.07 below, at the shareholder meeting held on March 19, 2018, the shareholders of magicJack VocalTec Ltd. (the “Company”) approved an amendment to the Employment Agreement and an amendment to the Restricted Stock Agreement with Don Carlos Bell III, the Company’s Chief Executive Officer, as required under Israeli law.  The terms and conditions of these agreements were previously disclosed in a Form 8-K filed by the Company on November 16, 2017.  Each of these Agreements was filed as an exhibit to that Form 8-K and is now effective.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)  On March 19, 2018, the Company held a special meeting of shareholders.

(b)  The required quorum was present. The following is a brief description of each proposal voted upon at the meeting and the number of votes cast “For” and “Against” each proposal, as well as the number of shares abstaining from the vote and broker non-votes for each proposal.

1.  The shareholders approved the Agreement and Plan of Merger by and among the Company, B. Riley Financial, Inc., and B.R. Acquisition Ltd., and the terms of the merger contemplated thereby, pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
7,830,088	55,252	6,156	31,225
As required by the Israeli Companies Law, this proposal received a majority of the votes of the shareholders present at the meeting in person or by proxy who are not B. Riley Financial, Inc., B.R. Acquisition Ltd., any person holding 25% or more of the means of control of either of them, anyone acting on their behalf or any relative or corporation controlled by, any of the foregoing.

2.  The shareholders approved an amendment to the Employment Agreement and an amendment to the Restricted Stock Agreement with Don Carlos Bell III, the Company’s Chief Executive Officer, related to the transactions contemplated by the Merger Agreement, pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
7,275,886	612,948	21,203	12,684

As required by the Israeli Companies Law, this proposal received a majority of the votes of the shareholders who are not controlling shareholders and do not have a personal interest in the approval of the proposal (excluding personal interest that is not due to a relationship with the controlling shareholder), and the total number of shares voted against the proposal did not exceed 2% of the aggregate voting rights of the Company.

3.  The shareholders approved, on a non-binding, advisory basis, certain compensation that will be paid or may become payable to the Company’s named executive officers in connection with the Merger, pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
6,440,839	920,651	561,231	0

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

The following documents are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press Release dated March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Thomas Fuller
Name: Thomas Fuller
Title: Chief Financial Officer

Date: March 20, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 19, 2018